Exhibit 99.1

Contacts:	Press Hotline	John Pluhowski
	press@ebay.com	jpluhowski@ebay.com
(408) 376-7458

eBay Inc. Prices $1.5 Billion Senior Unsecured Notes Offering

SAN JOSE, Calif., October 21, 2010 – eBay Inc. (NASDAQ:EBAY) today announced the pricing of a $1.5 billion underwritten public offering of its senior Notes, consisting of $400 million of 0.875% Notes due 2013 (the “2013 Notes”), $600 million of 1.625% Notes due 2015 (the “2015 Notes”) and $500 million of 3.250% Notes due 2020 (the “2020 Notes”). The public offering price of the 2013 Notes was 99.793% of the principal amount, the public offering price of the 2015 Notes was 99.630% of the principal amount, and the public offering price of the 2020 Notes was 99.420% of the principal amount, in each case plus accrued interest, if any. The offering is expected to close on October 28, 2010.

eBay intends to use the net proceeds from the offering for general corporate purposes, which may include working capital, acquisitions and capital expenditures.

The offering is being made through an underwriting syndicate led by Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint book-running managers, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., Morgan Stanley & Co. Incorporated, RBS Securities Inc. and Wells Fargo Securities, LLC, as co-managers. A copy of the prospectus supplement and prospectus related to the offering may be obtained by contacting Banc of America Securities LLC at 1-800-294-1322, Citigroup Global Markets Inc. at 1-877-858-5407 or J.P. Morgan Securities LLC at 1-212-834-4533.

These securities are offered pursuant to a registration statement that has become effective under the Securities Act. These securities are only offered by means of the prospectus supplement and prospectus related to the offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction, where the offer, solicitation, or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the Bay’s current expectations, forecasts and assumptions and involve risks and uncertainties. The company’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the further impact of the credit crisis and the sovereign debt crisis in Europe, continued or worsening economic downturn and other changes in political, business and economic conditions, including any conditions that affect consumer confidence or ecommerce growth; fluctuations in foreign currency exchange rates; the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company’s need to increasingly achieve growth from its existing users, particularly in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related, and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and grow its open platform initiative; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities at reasonable cost; and the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

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